                                                                   EXHIBIT 99.13

        NOONEY REAL PROPERTY INVESTORS-TWO, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
    FOR THE YEAR ENDED NOVEMBER 30, 2000 (SEE AUDITOR'S REPORT INCLUDED WITH
                    HISTORICAL AUDITED FINANCIAL STATEMENTS)

             Column A                Column B                    Column C                        Column D
--------------------------------   ------------  -----------------------------------------  -----------------
                                                       Initial Cost to Partnership          Costs Capitalized
                                                 -----------------------------------------     Subsequent
                                                              Buildings and                        to
          Description              Encumbrances     Land      Improvements        Total        Acquisition
--------------------------------   ------------  ----------   -------------    -----------  -----------------
Maple Tree Shopping Center,
  Ellisville, Missouri              $1,918,836   $  474,750    $ 2,709,303     $ 3,184,053    $  504,211
Park Plaza I & II
  Office/Warehouse
  Complex, Indianapolis,
  Indiana                            1,778,894      182,335      2,228,828       2,411,163       344,058(1)
Morenci Professional Park,
  Indianapolis, Indiana              1,847,969      320,418      2,689,506       3,009,924       186,987(2)
Jackson Industrial Park,
  Building A, Indianapolis,
  Indiana                            3,531,186      908,539      5,181,390       6,089,929       615,251
                                    ----------   ----------    -----------     -----------    ----------
           Total                    $9,076,885   $1,886,042    $12,809,027     $14,695,069    $1,650,507
                                    ==========   ==========    ===========     ===========    ==========

                                                  Column E
                                ----------------------------------------------
                                            Gross Amounts at Which
                                          Carried at Close of Period
                                ----------------------------------------------
                                                Buildings and
                                   Land         Improvements          Total
                                ----------      -------------      -----------
Maple Tree Shopping Center,
  Ellisville, Missouri          $  474,750       $ 3,213,514       $ 3,688,264
Park Plaza I & II
  Office/Warehouse
  Complex, Indianapolis,
  Indiana                          182,335         2,572,886         2,755,221
Morenci Professional Park,
  Indianapolis, Indiana            320,418         2,876,493         3,196,911
Jackson Industrial Park,
  Building A, Indianapolis,
  Indiana                          908,539         5,796,641         6,705,180
                                ----------       -----------       -----------
           Total                $1,886,042       $14,459,534       $16,345,576
                                ==========       ===========       ===========

        NOONEY REAL PROPERTY INVESTORS-TWO, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                      FOR THE YEAR ENDED NOVEMBER 30, 2000

                                      Column F          Column G           Column H              Column I
                                    ------------      ------------         --------        ---------------------
                                                                                               Life on which
                                                                                                Depreciation
                                    Accumulated          Date of             Date             in Latest Income
                                    Depreciation      Construction         Acquired        Statement is Computed
                                    ------------      ------------         --------        ---------------------
Maple Tree Shopping Center,
  Ellisville, Missouri              $ 2,759,034        1974                10/03/79               30 yrs.

Park Plaza I & II
  Office/Warehouse Complex,
  Indianapolis, Indiana               1,874,457        1975, 1979          10/15/80               30 yrs.

Morenci Professional Park,
  Indianapolis, Indiana             $ 1,738,374        1975, 1979          03/27/81               30 yrs.

Jackson Industrial Park,
  Building A, Indianapolis,
  Indiana                             3,673,222        1976, 1980          03/27/81               30 yrs.
                                    -----------
           Total                    $10,045,087
                                    ===========

(1) Amount is net of building writedown of $77,225, to reflect the minimum recoverable value to the Partnership.

(2) Amount includes the disposal of Building G of Morenci Professional Park for $482,387 and a building writedown of $139,281 to reflect the minimum recoverable value to the Partnership.

        NOONEY REAL PROPERTY INVESTORS-TWO, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                  YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998

                                                     2000                1999                1998
                                                 ------------        ------------        ------------
(A) Reconciliation of amounts in Column E:

   Balance at beginning of period                $ 16,073,897        $ 16,023,073        $ 16,081,958

      Add - Cost of improvements                      312,588              59,978             110,145

      Less - Cost of disposals                        (40,909)             (9,154)           (169,030)
                                                 ------------        ------------        ------------
   Balance at end of period                      $ 16,345,576        $ 16,073,897        $ 16,023,073
                                                 ============        ============        ============

(B) Reconciliation of amounts in Column F:

   Balance at beginning of period                $  9,634,858        $  9,189,847        $  8,871,663

      Add - Provision during the period               451,138             454,165             487,214

      Less - Depreciation on disposals                (40,909)             (9,154)           (169,030
                                                 ------------        ------------        ------------
   Balance at end of period                      $ 10,045,087        $  9,634,858        $  9,189,847
                                                 ============        ============        ============
(C) The aggregate cost of real estate
    owned for federal income tax purposes        $ 16,548,116        $ 16,290,403        $ 16,239,579
                                                 ============        ============        ============